Report of Independent Registered Public Accounting Firm
To the Partners and Board of Directors of PMF Fund, L.P.:
In planning and performing our audit of the financial
statements of PMF Fund, L.P. (the Fund) as of and for
the year ended December 31, 2015, in accordance with the
standards of the Public Company Accounting Oversight
Board (United States), we considered the Fund's internal
control over financial reporting, including control
activities over safeguarding securities, as a basis for
designing our auditing procedures for the purpose of
expressing our opinion on the financial statements and
to comply with the requirements of Form N-SAR, but not
for the purpose of expressing an opinion on the
effectiveness of the Fund's internal control over
financial reporting. Accordingly, we express no such
opinion.
Management of the Fund is responsible for establishing
and maintaining effective internal control over
financial reporting. In fulfilling this responsibility,
estimates and judgments by management are required to
assess the expected benefits and related costs of
controls. A fund's internal control over financial
reporting is a process designed to provide reasonable
assurance regarding the reliability of financial
reporting and the preparation of financial statements
for external purposes in accordance with generally
accepted accounting principles (GAAP). A fund's internal
control over financial reporting includes those
policies and procedures that (1) pertain to the
maintenance of records that, in reasonable detail,
accurately and fairly reflect the transactions and
dispositions of the assets of the company; (2) provide
reasonable assurance that transactions are recorded as
necessary to permit preparation of financial statements
in accordance with GAAP, and that receipts and
expenditures of the fund are being made only in
accordance with authorizations of management and
directors of the fund; and (3) provide reasonable
assurance regarding prevention or timely detection of
unauthorized acquisition, use, or disposition of a
fund's assets that could have a material effect on
the financial statements.
Because of its inherent limitations, internal control
over financial reporting may not prevent or detect
misstatements. Also, projections of any evaluation of
effectiveness to future periods are subject to the
risk that controls may become inadequate because of
changes in conditions, or that the degree of
compliance with the policies or procedures may
deteriorate.
A deficiency in internal control over financial
reporting exists when the design or operation of a
control does not allow management or employees, in
the normal course of performing their assigned
functions, to prevent or detect misstatements on a
timely basis. A material weakness is a deficiency,
or a combination of deficiencies, in internal control
 over financial reporting, such that there is a
reasonable possibility that a material misstatement
of the Fund's annual or interim financial statements
will not be prevented or detected on a timely basis.
Our consideration of the Fund's internal control
over financial reporting was for the limited purpose
described in the first paragraph and would not
necessarily disclose all deficiencies in internal
control that might be material weaknesses under
standards established by the Public Company
Accounting Oversight Board (United States). However,
we noted no deficiencies in the Fund's internal
control over financial reporting and its operation,
including controls over safeguarding securities, that
 we consider to be a material weakness as defined
above as of December 31, 2015.
This report is intended solely for the information
and use of management and the Board of Directors of
the Fund and the Securities and Exchange Commission
and is not intended to be and should not be used by
anyone other than these specified parties.
/s/ KPMG LLP
Columbus, Ohio
February 29, 2016